Exhibit 99.1

TYCO ELECTRONICS LTD.

CONSOLIDATED NET SALES (UNAUDITED)

	For the Quarters Ended								For the Years Ended
Segment and Industry	September 25,	June 26,	March 27,	December 26,	September 26,	June 27,	March 28,	December 28,	September 25,	September 26,
End Markets	2009	2009	2009	2008	2008	2008	2008	2007	2009	2008
	(in millions)
Net Sales:
Electronic Components:
Automotive	$838	$707	$540	$714	$1,036	$1,232	$1,171	$1,103	$2,799	$4,542
DataComm	191	189	214	256	326	339	308	308	850	1,281
Industrial	163	143	160	191	266	281	253	226	657	1,026
Computer	108	98	99	120	173	166	153	169	425	661
Appliance	118	104	91	110	161	167	154	143	423	625
Consumer Devices	105	91	76	111	150	131	140	157	383	578
Other	109	92	100	123	143	151	142	128	424	564
Total	1,632	1,424	1,280	1,625	2,255	2,467	2,321	2,234	5,961	9,277
Network Solutions:
Energy	208	194	188	214	260	257	234	229	804	980
Service Providers	113	124	117	130	153	161	145	154	484	613
Enterprise Networks	108	100	92	106	142	151	132	121	406	546
Other	7	7	5	6	5	5	5	8	25	23
Total	436	425	402	456	560	574	516	512	1,719	2,162
Specialty Products:
Aerospace, Defense, and Marine	148	151	161	163	193	195	191	166	623	745
Touch Systems	88	78	82	82	119	120	112	95	330	446
Medical	59	59	64	63	69	70	62	69	245	270
Circuit Protection	67	52	39	59	78	78	76	76	217	308
Total	362	340	346	367	459	463	441	406	1,415	1,769
Undersea Telecommunications	268	319	309	265	302	278	271	314	1,161	1,165
Total	$2,698	$2,508	$2,337	$2,713	$3,576	$3,782	$3,549	$3,466	$10,256	$14,373